Exhibit 4.3

JABIL CIRCUIT, INC.

OFFICERS’ CERTIFICATE PURSUANT TO

SECTIONS 1.2, 3.1 AND 3.3 OF THE INDENTURE

We, the undersigned, being respectively the President and the Chief Financial Officer of Jabil Circuit, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), hereby certify to The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”), pursuant to and in accordance with Sections 1.2, 3.1 and 3.3 of the Indenture, dated as of January 16, 2008 (the “Indenture”), between the Company and the Trustee, that:

(1)	The issuance of Securities under the series designated as 8.250% Senior Notes due 2018 (the “Series”), in an aggregate principal amount of $150,000,000 (the “Notes”) which will constitute a further issuance of, and will be consolidated with, the $250,000,000 aggregate principal amount of notes of the Series that were issued by the Company on January 16, 2008 (the “Initial Notes”) and will have the same CUSIP number as the Initial Notes and will trade interchangeably with the Initial Notes upon settlement, has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions duly adopted by (i) the Board of Directors of the Company pursuant to a unanimous written consent of the Board of Directors dated May 8, 2008, and (ii) the Pricing Committee of the Board of Directors of the Company at a meeting held on May 14, 2008, both such resolutions attached hereto as Exhibit A, and by this Officers’ Certificate, dated May 19, 2008, relating to the Notes. The resolutions referred to in this paragraph are in full force and effect on the date hereof.

(2)	To the best of our knowledge, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Notes has occurred and is continuing.

(3)	The terms of the Notes shall be as follows:

(i)	The title of the Notes shall be “8.250% Senior Notes due 2018.”

(ii)	The Notes are to be issued in registered form. The Notes are to be issued initially in an aggregate principal amount of $150,000,000, which together with the Initial Notes shall constitute $400,000,000 in total aggregate amount of outstanding notes under the Series; provided however, that the aggregate principal amount of the Notes that may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the Indenture and the Notes. The Notes are to be issued initially in global form, as further set forth in Annex I hereto. Beneficial owners of interests in the Notes may exchange such interests in accordance with the Indenture and the terms of the Notes, and as further set forth in Annex I hereto.

(iii)	The Notes will mature on March 15, 2018.

(iv)	The Notes will bear interest at a rate of 8.250% per annum subject to (i) increase on the terms provided in the registration rights agreement, dated as of May 19,

2008, by and among the Company and the Initial Purchasers named therein (the “Initial Purchasers”) (as the same may be amended from time to time, the “Registration Rights Agreement”) and (ii) adjustment in the event of certain changes in the credit ratings assigned to the Notes as set forth in the Specimen Note annexed hereto as Exhibit B (the “Specimen Note”).

(v)	The date from which interest shall accrue, the Interest Payment Dates on which interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date will be as set forth in the Specimen Note.

(vi)	Principal, premium, if any, and interest on the Notes are payable at the corporate trust office of the Trustee located at 101 Barclay Street, Floor 7 West, New York, NY 10286, except as otherwise provided in the Specimen Note.

(vii)	The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(viii)	The Notes are subject to redemption at the option of the Company, as set forth in the Specimen Note.

(ix)	The Notes will not be subject to any sinking fund or analogous provision.

(x)	The provisions in the Indenture relating to defeasance and covenant defeasance shall apply to the Notes.

(xi)	The “Depository” with respect to the Notes will initially be The Depository Trust Company (“DTC”).

(xii)	Interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

(xiii)	References herein to principal, premium, if any, and interest payable on the Notes shall include any Successor Additional Amount payable pursuant to Section 8.1(b) of the Indenture.

(xiv)	The Notes are not convertible into shares of Common Stock of the Company or exchangeable for other securities.

(xv)	The Notes will be subject to restrictions on transfer as set forth in the Specimen Note and as set forth in Annex I hereto.

(xvi)	The Notes and the related New Securities (as defined in the Registration Rights Agreement) and the Initial Notes shall constitute one series for all purposes under the Indenture, including with respect to any amendment, waiver, acceleration or other Act of the Holders or upon redemption or repurchase. Any New Securities issued in exchange for the Notes shall evidence the same continuing indebtedness as the Notes. Under no circumstances shall the surrender of Notes and the issue of New Securities in exchange therefor constitute new indebtedness or obligate the Company to repay the principal amount of the Notes in connection with the exchange.

2

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture or the Specimen Note. The foregoing terms of the Notes are qualified by the complete text of the Specimen Note and Annex I hereto, which are attached hereto and incorporated herein by reference.

Each of the undersigned has read all of the conditions relating to the execution, authentication and delivery of the Notes contained in the Indenture and the definitions therein relating thereto, has read the certified copy of the board resolutions attached hereto and has examined the Specimen Note attached hereto. In the opinion of each of the undersigned he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all such conditions precedent have been complied with and, in the opinion of each of the undersigned, all such conditions precedent have been complied with.

Insofar as this certificate relates to legal matters, it is based, as provided for in Section 1.3 of the Indenture, upon the Opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to Section 3.3 of the Indenture and relating to the Notes.

IN WITNESS WHEREOF, we have hereunto signed our names on this 19th day of May, 2008.

/s/ Timothy L. Main
Name:	Timothy L. Main
Title:	President

/s/ Forbes I.J. Alexander
Name:	Forbes I.J. Alexander
Title:	Chief Financial Officer

3

Annex I

(1)	Issuance of Notes

(i)

The Notes shall be in substantially the form set forth in Exhibit B hereto, with appropriate inclusions and exclusions set forth therein depending on whether such Note is a Global Note (as defined below) or a certificated Note issued in exchange therefor pursuant to Section 3.5 of the Indenture (a “Certificated Note”), and shall be issued in the form hereinafter provided. Global Notes shall include the legend thereon as indicated on Exhibit B (the “Global Note Legend”) and the “Schedule of Increases and Decreases in Global Note” attached thereto. Certificated Notes shall be issued without the Global Note Legend thereon and without the “Schedule of Increases and Decreases in Global Note” attached thereto. Each Global Note shall represent the aggregate principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required hereby. The terms and provisions contained in the Notes shall constitute and are hereby expressly made a part of the Indenture, and the Company and the Trustee by their execution and delivery of the Indenture expressly agree to such terms and provisions and to be bound thereby.

(ii)

(a) The Notes offered and sold in reliance on Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), shall be issued initially in the form of interest in one or more permanent Global Notes (the “Rule 144A Global Notes”) registered in the name of the Depository or a nominee of the Depository.

(b) The Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”) shall be issued initially in the form of interests in one or more permanent Global Notes (the “Regulation S Global Notes” and together with the Rule 144A Global Notes, the “Global Notes”) registered in the name of the Depository or a nominee of the Depository. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, a custodian for the Depository for credit to the respective accounts of the purchasers, or to other accounts as they may direct, at Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”). Before the expiration of the Distribution Compliance Period (as defined in Regulation S), interests in a Regulation S Global Note may only be held through Euroclear or Clearstream Luxembourg, as indirect participants in the Depository, unless exchanged for interests in a Rule 144A Global Note or an Institutional Accredited Investor Global Note (as defined below) in accordance with the transfer and certification requirements described herein.

Annex I-1

(c) The initial resale of the Notes or any interest or participation therein by an Initial Purchaser shall not be to an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“Institutional Accredited Investor”). Notes subsequently resold to Institutional Accredited Investors shall be issued initially in the form of interests in one or more Rule 144A Global Notes.

(d) The aggregate principal amount of Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided. The Depository shall be The Depository Trust Company (“DTC”) unless the Company appoints a successor depository by delivery of a Company Order to the Trustee specifying such successor depository.

(iii)

Legends. The restrictive legend (“Restricted Securities Legend”) set forth on Exhibit C shall appear on the face of all Global Notes and Certificated Notes issued under the Indenture, subject to removal in accordance with the terms hereof or thereof.

(2)	Transfer and Exchange. Unless and until a Note is exchanged for a New Security (as defined in the Registration Rights Agreement) in connection with, or a Note is resold pursuant to, an effective Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, the following provisions shall apply:

(i)

The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Rule 144A Global Note or a Certificated Note issued in exchange therefor prior to the date which is six months (or such period as may be required or permitted by any subsequent change in applicable law) after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Note (or any predecessor thereto) (the “Resale Restriction Period”):

a)	a transfer of a beneficial interest in a Rule 144A Global Note or a Certificated Note issued in exchange therefor to a qualified institutional buyer, as defined in Rule 144A, shall be made upon the deemed representation or, as applicable, the representation of the transferee in the form as set forth on the reverse of the Certificated Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

Annex I-2

b)	a transfer of a beneficial interest in a Rule 144A Global Note or a Certificated Note issued in exchange therefor to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

c)	a transfer of a beneficial interest in a Rule 144A Global Note or a Certificated Note issued in exchange therefor to a non-U.S. Person (as defined in Regulation S) shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the Resale Restriction Period, interests in a Rule 144A Global Note may be transferred without requiring the certification set forth in Exhibit D or any additional certification.

(ii)

The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note or a Certificated Note issued in exchange therefor prior to the expiration of the Distribution Compliance Period:

a)	a transfer of a beneficial interest in a Regulation S Global Note or a Certificated Note issued in exchange therefor to a qualified institutional buyer shall be made upon the representation of the transferee, in the form of assignment on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim exemption from registration provided by Rule 144A; and

b)	a transfer of a beneficial interest in a Regulation S Global Note or a Certificated Note issued in exchange therefor to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

Annex I-3

c)	a transfer of a beneficial interest in a Regulation S Global Note or a beneficial interest therein or a Certificated Note issued in exchange therefor to a non-U.S. Person shall be made upon deemed representations to the effect, or as applicable, receipt by the Trustee or its agent of a certificate substantially in the form, set forth in Exhibit E hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Distribution Compliance Period, interests in a Regulation S Global Note may be transferred without requiring the certification set forth in Exhibit D, Exhibit E or any additional certification.

(iii)

Legend. Upon the transfer, exchange or replacement of Notes that do not bear a Restricted Securities Legend, the Security Registrar shall deliver Notes that do not bear any Restricted Securities Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Securities Legend, the Security Registrar shall deliver only Notes that bear such Restricted Securities Legend, unless (i) New Securities (as defined in the Registration Rights Agreement) are being issued in the Registered Exchange Offer (as defined in the Registration Rights Agreement), (ii) Notes are being resold pursuant to an effective Shelf Registration Statement (as defined in the Registration Rights Agreement), (iii) the Resale Restriction Period has ended or (iv) the Company directs the Trustee to remove the Restricted Securities Legend because the Company determines, on the basis of a legal opinion, certifications or other information satisfactory to the Company and the Trustee, that neither such Restricted Securities Legend nor the related restrictions on transfer are required to maintain compliance with the Securities Act.

(iv)

General. By its acceptance of any Note or an interest therein bearing a Restricted Securities Legend, each Holder or beneficial owner of such Note acknowledges the restrictions on transfer or exchange of such Note set forth in this Officers’ Certificate and in such Restricted Securities Legend and agrees that it will transfer or exchange such Note only as provided in this Officers’ Certificate and such Restricted Securities Legend and that it will deliver, to each person to whom it transfers a Note or an interest therein, notice of any restrictions on transfer of such Note. The Security Registrar shall not register a transfer or exchange of any Note unless such transfer or exchange complies with the restrictions on transfer or exchange of such Note set forth in this Officers’ Certificate. In connection with any transfer or exchange of Notes contemplated in the restrictions on transfer applicable thereto, each Holder agrees by its acceptance of the Notes to furnish the Security Registrar or the Company with such certifications, legal opinions and/or other information as either of them may reasonably require to confirm that such transfer or exchange is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

Annex I-4

(v)

Sale or Transfer of Notes to the Company or its Subsidiaries. Nothing in this Officers’ Certificate or the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in the Global Notes) to the Company or any of its Subsidiaries, which Notes shall thereupon be canceled in accordance with Section 3.9 of the Indenture.

(vi)

Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such increase.

(3)	Rule 144A Information. If at any time the Company is not subject to the information requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, it will furnish to holders of Notes and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of the Notes.

Annex I-5

Exhibit A

Resolutions of the Board of Directors

and the Pricing Committee of the Company

Exh. A-1

Exhibit B

Form of Note

Exh. B-1

Exhibit C

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION IN THIS SECURITY MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: SIX MONTHS, AND IN THE CASE OF REGULATION S NOTES: 40 DAYS, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Exh. C-1

Exhibit D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

[Date]

Jabil Circuit, Inc.

10560 Dr. Martin Luther King Street North,

St. Petersburg, Florida 33716

The Bank of New York Trust Company, N.A.

101 Barclay Street, Floor 7 West,

New York, NY 10286

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $                 principal amount of the 8.250% Senior Notes due 2018 (the “Notes”) of Jabil Circuit, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We

Exh. D-1

agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes or interests or participations therein, prior to the date (the “Resale Restriction Termination Date”) that is six months (or such period as may be required by any subsequent change in applicable law) after the later of the original issue date and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor of such Notes), only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the Notes for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clauses (d), (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

TRANSFEREE:

BY:

Exh. D-2

Exhibit E

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION

WITH TRANSFERS PURSUANT TO REGULATION S

[Date]

Jabil Circuit, Inc.

10560 Dr. Martin Luther King Street North,

St. Petersburg, Florida 33716

The Bank of New York Trust Company, N.A.

101 Barclay Street, Floor 7 West,

New York, NY 10286

Re:	Jabil Circuit, Inc.

8.250% Senior Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of beneficial interests in $                 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a U.S. Person as defined in Regulation S;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act[.] [; and

(e) [N.B. INCLUDE IF THE TRANSFER IS MADE DURING THE DISTRIBUTION COMPLIANCE PERIOD: ]upon completion of the transaction, the Notes being transferred as described above are to be held with the Depositary through Euroclear or Clearstream Luxembourg or both until 40 days after the Closing Date].

Exh. E-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Exh. E-2